Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Building Materials Corporation of America (the “Company”) for the quarterly period ended July 5, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert B. Tafaro, as Chief Executive Officer and President of the Company, and John F. Rebele, as Senior Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert B. Tafaro
Name: Robert B. Tafaro
Title: Chief Executive Officer and President

Date: August 19, 2009

/s/ John F. Rebele
Name: John F. Rebele
Title: Senior Vice President, Chief Financial Officer and Chief Administrative Officer

Date: August 19, 2009